UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 1, 2019

Date of Report

(Date of earliest event reported)

BIQI INTERNATIONAL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34799	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion 228 Yanjiang Ave., Jiangan District, Wuhan City Hubei Province, China 430010
(Address of principal executive offices and zip code)

(+86) 27 8274 0726
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

The Company announced today that since it is eligible (and has been eligible) to file forms applicable to a foreign private issuer (“FPI”) with the U.S. Securities and Exchange Commission instead of domestic forms, it will begin to do so effective as of today.

As a result, (1) our proxy solicitations will not be subject to the disclosure and procedural requirements of Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”), (2) transactions in our equity securities by our officers and directors will be exempt from Section 16 of the Exchange Act, and (3) we will not be required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 1, 2019	BIQI INTERNATIONAL HOLDINGS CORPORATION
(Registrant)

	By:	/s/ Xiaodong Zhang
Xiaodong Zhang
Chief Executive Officer

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